Washington Mutual Investors Fund
April 30, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 complete answers are as follows:

Item 48K and K2
Step	Asset Value (000's omitted)
K1) Maximum Asset Value	$116,000,000
K2) Maximum Fee Rate	0.212%
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$1,034,924
Class B	$1,186
Class C	$20,317
Class F-1	$55,906
Class F-2	$123,745
Total	$1,236,078
Class 529-A	$34,505
Class 529-B	$177
Class 529-C	$5,292
Class 529-E	$1,572
Class 529-F-1	$2,288
Class R-1	$1,194
Class R-2	$9,642
Class R-2E	$43
Class R-3	$30,965
Class R-4	$44,264
Class R-5	$43,448
Class R-5E*	$-
Class R-6	$159,878
Total	$333,268
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.8200
Class B	$0.4900
Class C	$0.5000
Class F-1	$0.7900
Class F-2	$0.8900
Class 529-A	$0.7800
Class 529-B	$0.4300
Class 529-C	$0.4800
Class 529-E	$0.6800
Class 529-F-1	$0.8700
Class R-1	$0.5000
Class R-2	$0.5200
Class R-2E	$0.7800
Class R-3	$0.6700
Class R-4	$0.7900
Class R-5	$0.9100
Class R-5E	$0.4800
Class R-6	$0.9300
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,287,963
Class B	1,615
Class C	40,791
Class F-1	73,818
Class F-2	154,922
Total	1,559,109
Class 529-A	45,491
Class 529-B	282
Class 529-C	11,335
Class 529-E	2,349
Class 529-F-1	2,791
Class R-1	2,373
Class R-2	18,460
Class R-2E	210
Class R-3	45,221
Class R-4	58,832
Class R-5	49,507
Class R-5E*	-
Class R-6	197,968
Total	434,819
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$39.38
Class B	$39.19
Class C	$38.92
Class F-1	$39.25
Class F-2	$39.36
Class 529-A	$39.30
Class 529-B	$39.23
Class 529-C	$39.03
Class 529-E	$39.10
Class 529-F-1	$39.23
Class R-1	$39.00
Class R-2	$38.88
Class R-2E	$39.26
Class R-3	$39.08
Class R-4	$39.20
Class R-5	$39.37
Class R-5E	$39.36
Class R-6	$39.40
* Amount less than one thousand